Exhibit 99.1

         Susquehanna Bancshares, Inc. Announces Second Quarter Results

    LITITZ, Pa.--(BUSINESS WIRE)--July 25, 2006--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the second quarter of 2006 was $19.3 million, or $0.38 per diluted share, compared to $18.7 million, or $0.40 per diluted share, for the second quarter of 2005. Net income for the first six months of 2006 was $37.0 million, or $0.76 per share, compared to $34.1 million, or $0.73 for the first half of 2005.
    Second Quarter Financial Highlights:



    -- Net loans and leases, excluding securitizations, grew 20% from June 30, 2005. Excluding Minotola National Bank, which was acquired on April 21, 2006, growth was 10%.

        --  Commercial loans increased 16% to $948 million at June 30,
            2006.

        -- Real estate construction loans increased 28% to $1.1 billion at June 30, 2006.

    -- Total deposits increased 16% to $5.9 billion from June 30, 2005. Excluding Minotola, deposits grew 6%.

        --  Demand deposits increased 14% to $1.0 billion at June 30,
            2006.

    -- Credit quality remains strong, highlighted by improvement in the net charge offs to average loans and leases ratio to 0.05% at June 30, 2006, from 0.13% at June 30, 2005.

    -- Net interest margin increased 8 basis points to 3.89% compared to 3.81% in the second quarter of 2005.

    -- Non-interest income continues to be strong and represents 33% of total revenue for the quarter and year to date.

    -- Wealth management fee income increased 5% to $7.3 million from $6.9 million in the second quarter of 2005. Commission income from property and casualty insurance sales increased 4% to $2.8 million from $2.7 million for the same period.


    Linked Quarter Highlights (Second Quarter 2006 vs. First Quarter
2006)


    -- Net loans and leases, excluding securitizations, grew 14% from March 31, 2006. Excluding Minotola, growth was 4%.

        --  Commercial loans increased 11% to $948 million at June 30,
            2006.

        -- Real estate construction loans increased 6% to $1.1 billion at June 30, 2006.

    -- Total deposits increased 10% from March 31, 2006. Excluding Minotola, total deposits grew 1%.

    -- Net interest margin improved 13 basis points to 3.89% from 3.76% in the first quarter of 2006.


    Return on average assets and average tangible equity* for the second quarter of 2006 finished at 0.97% and 14.43%, respectively. This compared to the second quarter of 2005 with 1.03% and 15.39%, for the same measurements, respectively. Return on average assets and average tangible equity for the first six months of 2006 were 0.97% and 14.14%, respectively. This compared to 0.93% and 14.13% for the first six months of 2005.

    * A non-GAAP-based financial measure. The most comparable
GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

    Equity capital was $907 million at June 30, 2006, or $17.50 per share, compared to $759 million at June 30, 2005, or $16.25 per share.
    Additional Activity:

    -- Susquehanna Bancshares stock was selected for listing in the new NASDAQ Global Select Market, effective July 3. According to NASDAQ, the Global Select Market was designed with the highest initial listing standards of any exchange in the world, based on financial and liquidity requirements. Prior to the change, Susquehanna had been listed on the NASDAQ National Market.

    -- Joseph R. Lizza was selected to serve as President and CEO of Susquehanna Patriot Bank, in Marlton, N.J. Lizza joined Susquehanna Bancshares in 1996 and had served as Chairman, President and CEO of its Baltimore-based affiliate, Susquehanna Bank. A native of New Jersey, he has more than 25 years of banking experience, the first 15 of which was spent at New Jersey financial institutions.

    -- Susquehanna recently announced plans to relocate its Baltimore-area corporate offices from Towson to Hunt Valley, Md. The move will provide additional space and a layout that will improve staff interaction. About 80 employees are expected to move to the new offices in December. In another office relocation project, developers broke ground in June for the Camden, N.J., waterfront building that will house the new headquarters for Susquehanna Patriot Bank. Construction on that project is expected to be completed in 2007.

    -- In June, Susquehanna Patriot Bank relocated one of its Allentown, Pa., branches to a new facility. In addition, Susquehanna Bank opened a new banking center in Chambersburg, Pa., where it will consolidate two of its existing branches. Both new branches offer customers enhanced, more convenient facilities for banking.

    "We are making good progress toward our goals for 2006, particularly in the area of loan growth and improvement in our net interest margin in a difficult interest rate environment," said William J. Reuter, Chairman, President and CEO. "Our second quarter results also reflect the impact of our acquisition of Minotola National Bank in April. Minotola's strong margin was one of the factors that contributed to our overall increase, and the acquisition also added to the deposit and loan growth that we saw in our existing branch network."
    Susquehanna will broadcast its second quarter results conference call over the Internet on July 26, 2006 at 11:00 a.m. Eastern time. The conference call will include management's discussion of second quarter results and may include forward-looking information such as matters affecting earnings and other financial metrics guidance. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susquehanna.net. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes prior to the broadcast to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archive will be available shortly after the call concludes.
    Susquehanna is a financial services holding company, operating in multiple states, with assets of $8.3 billion. Headquartered in Lititz, PA, the company provides financial services through its subsidiaries at 167 branch locations in the mid-Atlantic region. In addition to its three commercial banks, Susquehanna operates a trust and investment company, an asset management company, an insurance brokerage and employee benefits company, a commercial leasing company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susquehanna.net.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the Company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.
    The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.
    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                     Susquehanna Bancshares, Inc.
                             P.O. Box 1000
                           Lititz, PA 17543


SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)

                                                     Six Months
                                               -----------------------
                          2Q06        2Q05        2006        2005
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)
Investments            $1,257,209  $1,161,754  $1,257,209  $1,161,754
Loans and leases        5,743,859   5,164,456   5,743,859   5,164,456
Allowance for loan &
 lease losses (ALLL)       60,138      53,927      60,138      53,927
Total assets            8,257,922   7,367,424   8,257,922   7,367,424
Deposits                5,917,311   5,103,820   5,917,311   5,103,820
Short-term borrowings     360,430     367,521     360,430     367,521
FHLB borrowings           621,949     759,818     621,949     759,818
Long-term debt            222,556     173,031     222,556     173,031
Shareholders' equity      906,686     758,908     906,686     758,908

Stated Book Value per
 Share                      17.50       16.25       17.50       16.25
Tangible Book Value
 per Share                  10.66       10.79       10.66       10.79

Average Balance Sheet
Investments             1,291,604   1,237,157   1,241,983   1,241,200
Loans and leases        5,513,312   5,085,032   5,375,932   5,175,701
Total earning assets    6,880,914   6,377,311   6,692,150   6,473,103
Total assets            7,964,471   7,312,639   7,705,330   7,399,176
Deposits                5,741,424   5,077,206   5,509,621   5,117,082
Short-term borrowings     290,603     374,994     298,817     384,665
FHLB borrowings           625,979     739,996     659,285     773,778
Long-term debt            212,741     173,115     192,849     181,739
Shareholders' equity      873,274     749,430     827,465     748,789

Income Statement
Net interest income        66,109      59,902     125,847     119,314
Loan & lease loss
 provision                  1,275       2,480       3,950       5,230
Noninterest income         32,078      30,223      61,929      58,193
Noninterest expense        68,394      60,037     129,354     122,117
Income before taxes        28,518      27,608      54,472      50,160
Income taxes                9,178       8,902      17,431      16,051
Net income                 19,340      18,706      37,041      34,109
Basic earnings per
 share                       0.38        0.40        0.76        0.73
Diluted earnings per
 share                       0.38        0.40        0.76        0.73
Cash dividends paid
 per share                   0.24        0.23        0.48        0.46

Asset Quality
Net charge-offs  (NCO)       $650      $1,680      $3,040      $5,396
Nonaccrual loans &
 leases                    16,816      16,518      16,816      16,518
Restructured loans          2,393           0       2,393           0
OREO                        2,530       2,218       2,530       2,218
Total nonperforming
 assets (NPA)              21,739      18,736      21,739      18,736
Loans & leases 90 days
 past due                   8,735       9,696       8,735       9,696



RATIO ANALYSIS            2Q06        2Q05        2006        2005
                       ----------- ----------- ----------- -----------

Credit Quality
NCO / Average loans &
 leases                      0.05%       0.13%       0.11%       0.21%
NPA / Loans & leases &
 OREO                        0.38%       0.36%       0.38%       0.36%
ALLL / Nonperforming
 loans & leases            313.07%     326.47%     313.07%     326.47%
ALLL / Total loans &
 leases                      1.05%       1.04%       1.05%       1.04%

Capital Adequacy
Equity / Assets             10.98%      10.30%      10.98%      10.30%
Long-term debt /
 Equity                     24.55%      22.80%      24.55%      22.80%

Profitability
Return on average
 assets                      0.97%       1.03%       0.97%       0.93%
Return on average
 equity                      8.88%      10.01%       9.03%       9.19%
Return on average
 tangible equity (1)        14.43%      15.39%      14.14%      14.13%
Net interest margin          3.89%       3.81%       3.83%       3.76%
Efficiency ratio            69.19%      66.15%      68.47%      68.27%
Efficiency ratio
 excluding Hann (1)         64.09%      57.53%      63.03%      59.38%


(1) Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non- GAAP-based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk- based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

Return on average
 equity (GAAP basis)         8.88%      10.01%       9.03%       9.19%
Effect of excluding
 average intangible
 assets and related
 amortization                5.55%       5.38%       5.11%       4.94%
Return on average
 tangible equity            14.43%      15.39%      14.14%      14.13%

Efficiency ratio excluding Hann is a non-GAAP-based financial measure calculated using non- GAAP-based amounts. The most directly comparable GAAP-based measure is the efficiency ratio. We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. The presentation of an efficiency ratio excluding Hann is computed as the efficiency ratio excluding the effect of our auto leasing subsidiary, Hann Financial. Management believes this to be a preferred measure because it excludes the volatility of vehicle residual values and vehicle delivery and preparation expense of Hann and provides better visibility into our core business activities. A reconciliation of efficiency ratio to efficiency ratio excluding Hann is set forth below.

Efficiency ratio (GAAP
 basis)                     69.19%      66.15%      68.47%      68.27%
Effect of excluding
 Hann                        5.10%       8.62%       5.44%       8.89%
Efficiency ratio
 excluding Hann             64.09%      57.53%      63.03%      59.38%


                     Susquehanna Bancshares, Inc.
                             P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS


                                    June 30,    December    June 30,
                                      2006      31, 2005      2005
                                   ----------- ----------- -----------
                                    (in thousands, except share data)
Assets
 Cash and due from banks             $203,151    $196,557    $199,906
 Unrestricted short-term
  investments                          48,551      69,948      30,215
                                   ----------- ----------- -----------
   Cash and cash equivalents          251,702     266,505     230,121
 Restricted short-term investments     29,086      26,336      27,715
 Securities available for sale      1,250,948   1,147,862   1,155,221
 Securities held to maturity (fair
  values approximate $6,261,
  $6,399, and $6,533)                   6,261       6,399       6,533
 Loans and leases, net of unearned
  income                            5,743,859   5,218,659   5,164,456
   Less: Allowance for loan and
    lease losses                       60,138      53,714      53,927
                                   ----------- ----------- -----------
            Net loans and leases    5,683,721   5,164,945   5,110,529
                                   ----------- ----------- -----------
 Premises and equipment, net          106,410      88,058      88,846
 Foreclosed assets                      2,530       2,620       2,218
 Accrued income receivable             28,869      24,223      22,431
 Bank-owned life insurance            259,502     257,289     253,166
 Goodwill                             333,852     242,718     242,718
 Intangible assets with finite
  lives                                20,641      11,574      12,535
 Investment in and receivables from
  unconsolidated entities             147,317     104,069     108,058
 Other assets                         137,083     123,409     107,333
                                   ----------- ----------- -----------
                                   $8,257,922  $7,466,007  $7,367,424
                                   =========== =========== ===========

Liabilities and Shareholders'
  Equity
 Deposits:
   Demand                          $1,019,976    $918,854    $892,605
   Interest-bearing demand          1,839,089   1,774,759   1,662,367
   Savings                            540,011     458,906     529,930
   Time                             1,646,010   1,381,959   1,381,929
   Time of $100 or more               872,225     774,709     636,989
                                   ----------- ----------- -----------
            Total deposits          5,917,311   5,309,187   5,103,820
 Short-term borrowings                360,430     307,523     367,521
 FHLB borrowings                      621,949     668,666     759,818
 Long-term debt                       150,041     150,000     150,000
 Junior subordinated debentures        72,515      22,777      23,031
 Accrued interest, taxes, and
  expenses payable                     61,919      49,836      60,864
 Deferred taxes                       122,132     131,789     105,362
 Other liabilities                     44,939      45,759      38,100
                                   ----------- ----------- -----------
            Total liabilities       7,351,236   6,685,537   6,608,516
                                   ----------- ----------- -----------

Shareholders' equity:
   Common stock, $2.00 par value,
    100,000,000 shares authorized;
    Issued: 51,798,970 at June 30,
    2006; 46,853,193 at December
    31, 2005; and 46,694,324 at
    June 30, 2005                     103,598      93,706      93,389
   Additional paid-in capital         341,627     231,085     228,240
   Unearned restricted stock              (74)          0           0
   Retained earnings                  484,659     471,290     447,821
   Accumulated other comprehensive
    loss, net of taxes of
    $(12,451); $(8,406); and
    $(5,676)                          (23,124)    (15,611)    (10,542)
                                   ----------- ----------- -----------
            Total shareholders'
             equity                   906,686     780,470     758,908
                                   ----------- ----------- -----------
                                   $8,257,922  $7,466,007  $7,367,424
                                   =========== =========== ===========


                     Susquehanna Bancshares, Inc.
                             P.O. Box 1000
                           Lititz, PA 17543


CONSOLIDATED STATEMENTS OF INCOME

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
------------------------------ ------------------- -------------------
(In thousands, except per
 share data)                     2006      2005      2006      2005
------------------------------ --------- --------- --------- ---------
Interest Income:
  Loans and leases, including
   fees                        $100,796   $81,463  $192,160  $161,318
  Securities:
       Taxable                   12,549    10,643    23,396    21,272
       Tax-exempt                   187       332       363       813
       Dividends                    914       704     1,751     1,336
  Short-term investments            847       382     1,585       686
                               --------- --------- --------- ---------
    Total interest income       115,293    93,524   219,255   185,425
                               --------- --------- --------- ---------

Interest Expense:
  Deposits:
    Interest-bearing demand      12,243     5,754    22,860    11,196
    Savings                       1,324       562     1,946     1,165
    Time                         23,975    15,164    44,314    29,317
  Short-term borrowings           2,970     2,218     5,688     4,135
  FHLB borrowings                 5,559     7,495    13,012    14,990
  Long-term debt                  3,113     2,429     5,588     5,308
                               --------- --------- --------- ---------
    Total interest expense       49,184    33,622    93,408    66,111
                               --------- --------- --------- ---------
  Net interest income            66,109    59,902   125,847   119,314
  Provision for loan and lease
   losses                         1,275     2,480     3,950     5,230
                               --------- --------- --------- ---------
  Net interest income, after
   provision for loan and lease
   losses                        64,834    57,422   121,897   114,084
                               --------- --------- --------- ---------

Noninterest Income:
  Service charges on deposit
   accounts                       6,592     5,329    11,648    10,292
  Vehicle origination,
   servicing, and
   securitization fees            5,150     4,631     9,155     7,833
  Asset management fees           4,633     4,442     9,401     8,826
  Income from fiduciary-related
   activities                     1,531     1,465     3,025     2,946
  Commissions on brokerage,
   life insurance and annuity
   sales                          1,147     1,041     2,247     2,259
  Commissions on property and
   casualty insurance sales       2,762     2,658     7,109     5,954
  Income from bank-owned life
   insurance                      2,615     2,255     4,784     4,527
  Net gain on sale of loans and
   leases                         2,014       872     5,307     4,570
  Net gain on sale of bank
   branches                           0       638         0       638
  Net (loss) gain on securities     (20)    3,259       (84)    3,380
  Other                           5,654     3,633     9,337     6,968
                               --------- --------- --------- ---------
    Total noninterest income     32,078    30,223    61,929    58,193
                               --------- --------- --------- ---------

Noninterest Expenses:
  Salaries and employee
   benefits                      32,531    27,187    62,505    56,469
  Occupancy                       5,135     4,580    10,284     9,619
  Furniture and equipment         2,821     2,640     5,306     4,988
  Amortization of intangible
   assets                           546       389       971       754
  Vehicle residual value            920     2,445     1,822     5,249
  Vehicle delivery and
   preparation                    2,558     3,013     5,047     6,448
  Other                          23,883    19,783    43,419    38,590
                               --------- --------- --------- ---------
    Total noninterest expenses   68,394    60,037   129,354   122,117
                               --------- --------- --------- ---------
Income before income taxes       28,518    27,608    54,472    50,160
Provision for income taxes        9,178     8,902    17,431    16,051
                               --------- --------- --------- ---------
Net Income                      $19,340   $18,706   $37,041   $34,109
                               ========= ========= ========= =========

Earnings per share:
    Basic                         $0.38     $0.40     $0.76     $0.73
    Diluted                       $0.38     $0.40     $0.76     $0.73
Cash dividends                    $0.24     $0.23     $0.48     $0.46
Average shares outstanding:
    Basic                        50,697    46,652    48,796    46,631
    Diluted                      50,820    46,837    48,938    46,831




                     Susquehanna Bancshares, Inc.
                             P.O. Box 1000
                           Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis


                       For the Three Month-     For the Three-Month
                            Period Ended            Period Ended
                           June 30, 2006           June 30, 2005
                     -------------------------------------------------
(Dollars in            Average           Rate   Average          Rate
 thousands)            Balance  Interest  (%)   Balance  Interest (%)
-------------------- ------------------------ ------------------------
Assets
Short-term
 investments            $75,998     $847 4.47    $55,122    $381 2.77
Investment
 securities:
    Taxable           1,272,836   13,462 4.24  1,207,306  11,346 3.77
    Tax-advantaged       18,768      289 6.18     29,851     511 6.87
                     ----------- --------     ----------- -------

   Total investment
    securities        1,291,604   13,751 4.27  1,237,157  11,857 3.84
                     ----------- --------     ----------- -------
Loans and leases,
 (net):
    Taxable           5,425,315   99,756 7.38  5,001,800  80,610 6.46
    Tax-advantaged       87,997    1,601 7.30     83,232   1,315 6.34
                     ----------- --------     ----------- -------

   Total loans and
    leases            5,513,312  101,357 7.37  5,085,032  81,925 6.46
                     ----------- --------     ----------- -------

Total interest-
 earning assets       6,880,914 $115,955 6.76  6,377,311 $94,163 5.92
                                ---------                --------
Allowance for loan
 and lease losses       (59,150)                 (53,800)
Other non-earning
 assets               1,142,707                  989,128
                     -----------              -----------

        Total assets $7,964,471               $7,312,639
                     ===========              ===========

Liabilities
Deposits:
    Interest-bearing
     demand          $1,824,434  $12,243 2.69 $1,664,388  $5,754 1.39
    Savings             527,067    1,324 1.01    552,308     562 0.41
    Time              2,413,185   23,975 3.98  1,997,421  15,164 3.05
Short-term
 borrowings             290,603    2,970 4.10    374,994   2,218 2.37
FHLB borrowings         625,979    5,559 3.56    739,996   7,495 4.06
Long-term debt          212,741    3,113 5.87    173,115   2,429 5.63
                     ----------- --------     ----------- -------

Total interest-
 bearing liabilities  5,894,009  $49,184 3.35  5,502,222 $33,622 2.45
                                ---------                --------
Demand deposits         976,738                  863,089
Other liabilities       220,450                  197,898
                     -----------              -----------

        Total
         liabilities   7,091,197                6,563,209

Equity                  873,274                  749,430
                     -----------              -----------

Total liabilities &
 shareholders'
 equity              $7,964,471               $7,312,639
                     ===========              ===========

Net interest income /
 yield on average
 earning assets                  $66,771 3.89            $60,541 3.81
                                =========                ========


1.  Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax- equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



                     Susquehanna Bancshares, Inc.
                             P.O. Box 1000
                           Lititz, PA 17543


DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(continued)


Interest rates and interest differential-taxable equivalent basis

                 For the Six-Month Period    For the Six-Month Period
                           Ended                       Ended
                       June 30, 2006               June 30, 2005
                --------------------------- --------------------------
(Dollars in       Average             Rate    Average             Rate
 thousands)       Balance    Interest  (%)    Balance    Interest  (%)
--------------- --------------------------- --------------------------
Assets
Short-term
 investments       $74,235    $1,585  4.31     $56,202      $686  2.46
Investment
 securities:
  Taxable        1,223,724    25,147  4.14   1,205,364    22,608  3.78
  Tax-
   advantaged       18,259       558  6.16      35,836     1,251  7.04
                ----------- ---------       ----------- ---------

 Total
  investment
  securities     1,241,983    25,705  4.17   1,241,200    23,859  3.88
                ----------- ---------       ----------- ---------
Loans and
 leases,
 (net):
  Taxable        5,297,370   190,371  7.25   5,091,442   159,617  6.32
  Tax-
   advantaged       78,562     2,752  7.06      84,259     2,617  6.26
                ----------- ---------       ----------- ---------

 Total loans
  and leases     5,375,932   193,123  7.24   5,175,701   162,234  6.32
                ----------- ---------       ----------- ---------

Total
 interest-
 earning
 assets          6,692,150  $220,413  6.64   6,473,103  $186,779  5.82
                            ---------                   ---------
Allowance for
 loan and lease
 losses            (56,782)                    (53,820)
Other non-
 earning
 assets          1,069,962                     979,893
                -----------                 -----------

    Total
    assets      $7,705,330                  $7,399,176
                ===========                 ===========

Liabilities
Deposits:
  Interest-
   bearing
   demand       $1,785,276   $22,860  2.58  $1,701,368   $11,196  1.33
  Savings          488,820     1,946  0.80     557,370     1,165  0.42
  Time           2,312,000    44,314  3.87   1,992,037    29,318  2.97
Short-term
 borrowings        298,817     5,688  3.84     384,665     4,134  2.17
FHLB
 borrowings        659,285    13,012  3.98     773,778    14,990  3.91
Long-term debt     192,849     5,588  5.84     181,739     5,308  5.89
                ----------- ---------       ----------- ---------

Total
 interest-
 bearing
 liabilities     5,737,047   $93,408  3.28   5,590,957   $66,111  2.38
                            ---------                   ---------
Demand
 deposits          923,525                     866,307
Other
 liabilities       217,293                     193,123
                -----------                 -----------

    Total
    liabilities  6,877,865                   6,650,387

Equity             827,465                     748,789
                -----------                 -----------

Total
 liabilities &
 shareholders'
 equity         $7,705,330                  $7,399,176
                ===========                 ===========

Net interest
 income /
 yield on
 average
 earning
 assets                     $127,005  3.83              $120,668  3.76
                            =========                   =========

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.




                     Susquehanna Bancshares, Inc.
                             P.O. Box 1000
                           Lititz, PA 17543


LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

                                   June 30,   December 31,   June 30,
                                     2006         2005         2005
                                 ----------- ------------- -----------
                                            (in thousands)
Commercial, financial, and
 agricultural                      $948,068      $832,695    $817,980
Real estate - construction        1,075,954       934,601     839,060
Real estate secured - residential 1,476,250     1,355,513   1,606,465
Real estate secured - commercial  1,558,151     1,257,860   1,245,140
Consumer                            317,115       319,925     330,838
Leases                              368,321       518,065     324,973
                                 ----------- ------------- -----------
      Total loans and leases     $5,743,859    $5,218,659  $5,164,456
                                 =========== ============= ===========

    CONTACT: Susquehanna Bancshares, Inc.
             Abram G. Koser, 717-625-6305
             ir@susquehanna.net